UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2021

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 26, 2021, Biostage, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with David Green pursuant to which Mr. Green agreed to purchase in a private placement an aggregate of 72,464 shares of common stock and a warrant to purchase 36,232 shares of common stock (the “Warrant”) for the aggregate purchase price of $250,000 and a purchase price per unit of $3.45 (the “Private Placement”). Each unit consisted of one share of common stock and a warrant to purchase one half of one share of common stock. The Private Placement closed on November 26, 2021.

The Warrant has an exercise price of $3.45 per share, subject to adjustments as provided under the terms thereof, and are immediately exercisable. The Warrant is exercisable until five years (5) from the Warrant’s issuance date. The Purchase Agreement and Warrant each include customary representations, warranties and covenants.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The form of Purchase Agreement and the form of Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated into this Item 1.01 by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02.

The shares of common stock and the Warrant issued to Mr. Green (including the shares issuable upon exercise of the Warrant) were and will be sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim Chief Executive Officer

Effective as of November 26, 2021, the Company appointed Mr. Green as Interim Chief Executive Officer. Mr. Green, age 57, is the founder and CEO of Zero Carbon LLC, a company that offers green-tech consulting services. Mr. Green is also the founder and former Chairman and CEO of the Company, as well as co-founder and former director, President and CEO of Harvard Bioscience, Inc. Mr. Green graduated from Oxford University with a B.A. Honors degree in physics and holds a M.B.A. degree with distinction from Harvard Business School. Mr. Green does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer.

In connection with such appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Green with a commencement date of November 26, 2021 (the “Commencement Date”). The Employment Agreement will continue until terminated by the Company or Mr. Green. Pursuant to the Employment Agreement, Mr. Green’s initial compensation as Interim Chief Executive Officer will include base salary and the nonqualified stock option grant described below. The annual base salary is set at the minimum required by applicable law, being $35,568, and is subject to annual review, provided that such base salary shall not be decreased without Mr. Green’s consent. Mr. Green will receive on the Commencement Date, a nonqualified stock option to purchase 374,094 shares of common stock of the Company. Subject to continued employment or service on the Board through the applicable vesting dates, of such amount, (i) 106,884 shares will vest monthly in twelve equal monthly installments on each monthly anniversary of the Commencement Date, and (ii) up to 267,210 which shall vest in three increments, two for 80,163 shares each and the third for 106,884 shares, each such vesting subject to certain performance milestones set by the Board of Directors of the Company (the “Board”) . The option has an exercise price equal to the closing price of the Company’s common stock on the date of grant, being the Commencement Date, and portions of the option are subject to acceleration of vesting and extended post-termination exercise period under certain circumstances in relation to the Company terminating Mr. Green without cause.

Mr. Green shall also be eligible to participate in such incentive compensation plans as the Board or a Committee thereof shall determine from time to time for employees of the same status within the hierarchy of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02. The disclosure under Item 1.01 of this Form 8-k is also incorporated by reference into this Item 5.02.

Board of Director Changes

On November 26, 2021, in connection with his appointment as Interim Chief Executive Officer, Mr. Green also joined the Board as a Class II director and was appointed Chairman of the Board. In connection with such appointment, the Company’s existing Chairman, Jason Chen, was appointed Vice Chairman of the Board. Mr. Green’s appointment to the Board was effective immediately. As a Class II director, the initial term of Mr. Green as director will run until the Company’s 2024 annual meeting of stockholders and until his successor is duly elected and qualified, or until his resignation or removal.

The Board has also previously named Junli He, an existing director, to the Compensation Committee, as Chairman, and the Governance Committee.

On November 30, 2021, the Company issued a press release regarding the appointment and election of Mr. Green and related matters. The full text of the press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement, dated as of November 26, 2021
10.2	Employment Agreement between Biostage, Inc. and David Green
99.1	Press Release issued by Biostage, Inc. on November 30, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

November 30, 2021	/s/ David Green
(Date)	David Green
Interim Chief Executive Officer

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